Exhibit 99.1

SUBSCRIPTION AGREEMENT

GDJ International Metals Inc.
308 - 837 West Hastings Street
Vancouver, British Columbia
CANADA V6C 3N6

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _________________________________________ (_______) shares of Common Stock of GDJ International Metals Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Derek Sutherland solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Derek Sutherland.

     MAKE CHECK PAYABLE TO: GDJ International Metals Inc.

     Executed this _____ day of ___________________, 2007.

	_____________________________________________	_____________________________________________
Signature of Purchaser
_____________________________________________
Address of Purchaser

_____________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
	Number of Shares Purchased		Total Subscription Price

Form of Payment:	Cash: ______________	Check #: ___________	Other: _______________

GDJ INTERNATIONAL METALS INC.

By: _____________________________________________

Title: ____________________________________________